Exhibit 5.2

December 18, 2025

Lineage, Inc.

Lineage OP, LP

Lineage Logistics MTC, LLC

46500 Humboldt Drive

Novi, Michigan 48377

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Lineage, Inc., a Maryland corporation (the “Company”), Lineage OP, LP, a Maryland limited partnership (“Lineage OP”), and Lineage Logistics MTC, LLC, a Maryland limited liability company (“Lineage MTC” and, together with the Company and Lineage OP, the “Transaction Parties”), in connection with certain matters of Maryland law arising out of the filing of the above-referenced registration statement, and all amendments thereto (collectively, the “Registration Statement”), by the Transaction Parties, and certain other parties named therein, with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed issuance and offer to exchange up to (a) $500,000,000 in aggregate principal amount of Lineage OP’s new 5.250% Senior Notes due 2030 (the “U.S. Exchange Securities”) for a like aggregate principal amount of outstanding 5.250% Senior Notes due 2030 (the “U.S. Original Securities”), and the guarantees by the Company and Lineage MTC (the “U.S. Exchange Securities Guarantee”) of the obligations of Lineage OP under the U.S. Exchange Securities and (b) €700,000,000 in aggregate principal amount of new 4.125% Senior Notes due 2031 (the “Euro Exchange Securities” and, together with the U.S. Exchange Securities, the “Exchange Securities”), of Lineage Europe Finco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Lineage Europe”), for a like aggregate principal amount of outstanding 4.125% Senior Notes due 2031 (the “Euro Original Securities” and, together with the U.S. Original Securities, the “Original Securities”), and the guarantees by the Transaction Parties (the “Euro Exchange Securities Guarantee” and, together with the U.S. Exchange Securities Guarantee, the “Exchange Securities Guarantees”) of the obligations of Lineage Europe under the Euro Exchange Securities. The Exchange Securities and the Exchange Securities Guarantees are to be issued pursuant to the Indentures (as defined below).

As used herein, the term “Affiliated Capacity” shall mean the Company’s capacity as the sole general partner of Lineage OP.

Lineage, Inc., et al.
December 18, 2025

In connection with our representation of the Transaction Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Exchange Securities;

2.            The charter of the Company (the “Company Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Amended and Restated Bylaws of the Company (the “Company Bylaws”), certified as of the date hereof by an officer of the Company;

4.            The Certificate of Limited Partnership of Lineage OP (the “Partnership Certificate”), certified by the SDAT;

5.            The Agreement of Limited Partnership of Lineage OP (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

6.            The Articles of Organization of Lineage MTC (the “Articles”), certified by the SDAT;

7.            The Amended and Restated Limited Liability Company Agreement of Lineage MTC (the “LLC Agreement”), certified as of the date hereof by an officer of the Company;

8.            Certificates of the SDAT as to the good standing of the Transaction Parties, each dated as of a recent date;

9.            Resolutions adopted by the Board of Directors of the Company relating to, among other things, the authorization, in the Company’s own capacity and in its Affiliated Capacity, as applicable, of (a) the sales and issuances of the Original Securities, (b) the issuance of the Exchange Securities, (c) the guarantees of the Original Securities by the Company and (d) the Exchange Securities Guarantees, certified as of the date hereof by an officer of the Company;

10.         Resolutions adopted by the Board of Directors of Columbia Colstor, Inc., in its capacity as the sole member of Lineage MTC, relating to, among other things, the authorization of (a) the guarantees of the Original Securities by Lineage MTC and (b) the Exchange Securities Guarantees, certified as of the date hereof by an officer of Lineage MTC;

11.          The Indenture, dated as of June 17, 2025 (the “U.S. Base Indenture”), by and among the Company, Lineage OP and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 17, 2025 (the “U.S. First Supplemental Indenture”), by and among the Transaction Parties, the other guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated as of November 26, 2025 (the “U.S. Second Supplemental Indenture” and, together with the U.S. Base Indenture and the U.S. First Supplemental Indenture, the “U.S. Indenture”), by and among the Transaction Parties, Lineage Europe, the other guarantors party thereto and the Trustee;

Lineage, Inc., et al.
December 18, 2025

12.          The Indenture, dated as of November 26, 2025 (the “Euro Base Indenture”), by and among Lineage Europe, the Company, Lineage OP and the Trustee, as supplemented by the First Supplemental Indenture, dated as of November 26, 2025 (the “Euro First Supplemental Indenture” and, together with the Euro Base Indenture, the “Euro Indenture” and, together with the U.S. Indenture, the “Indentures”), by and among the Transaction Parties, Lineage Europe, the other guarantors party thereto, the Trustee and U.S. Bank Europe DAC;

13.          The Registration Rights Agreement, dated as of June 17, 2025, by and among the Transaction Parties, the other guarantors party thereto and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers party thereto;

14.          The Registration Rights Agreement, dated as of November 26, 2025, by and among Lineage Europe, the Transaction Parties, the other guarantors party thereto and Wells Fargo Securities International Limited, J.P. Morgan Securities plc and BofA Securities Europe SA, as representatives of the initial purchasers party thereto;

15.          The U.S. Exchange Securities Guarantee by the Company and Lineage MTC contained in the U.S. Indenture;

16.          The Euro Exchange Securities Guarantee by the Transaction Parties contained in the Euro Indenture;

17.          A certificate executed by an officer of the Company and Lineage MTC, dated as of the date hereof; and

18.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Transaction Parties) is duly authorized to do so.

Lineage, Inc., et al.
December 18, 2025

3.            Each of the parties (other than the Transaction Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Exchange Securities, if and when issued, will have substantially identical terms as the respective Original Securities and will be issued in exchange therefor as contemplated by the Indentures and the Registration Statement.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services in connection with the transactions covered by, and the issuance of, this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT. Lineage OP is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT. Lineage MTC is a limited liability company duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            The Company has the corporate power to enter into and perform its obligations under the Indentures and to enter into and perform its obligations under the Exchange Securities Guarantees.

3.            Lineage OP has the limited partnership power to enter into and perform its obligations under the Indentures and to enter into and perform its obligations under the Euro Exchange Securities Guarantee.

Lineage, Inc., et al.
December 18, 2025

4.            Lineage MTC has the limited liability company power to enter into and perform its obligations under the Indentures and to enter into and perform its obligations under the Exchange Securities Guarantees.

5.            The execution and delivery by the Transaction Parties of the Indentures (including the Exchange Securities Guarantees set forth therein) have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, on the part of the Transaction Parties.

6.            The Indentures, including the Exchange Securities Guarantees set forth therein, have been duly executed and, so far as is known to us, delivered by each of the Transaction Parties.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Indentures are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP